Exhibit 4.21

AMENDMENT SEVEN TO COLLABORATION AGREEMENT

This AMENDMENT SEVEN TO COLLABORATION AGREEMENT (this “Amendment Seven”) is entered into on May 22, 2024 (the “Effective Date”) by and among ABL Bio, a company organized under the laws of the Republic of Korea having a business address at 16, Daewangpangyo-ro 712beon-gil, Bundang-gu, Seongnam-si, Gyeonggi-do, 13488, the Republic of Korea (“ABL Bio”), TJ Biopharma (Shanghai) Co., Ltd. (天境生物科技(上海)有限公司, formerly known as I-Mab Biopharma Co., Ltd.), a company organized under the laws of the People’s Republic of China (the “PRC”) having its business address at 55th Floor, New Bund Center, 555 West Haiyang Road, Pudong New District, Shanghai, the PRC (“TJBio SH”), and I-MAB Biopharma US Limited, a corporation incorporated under the laws of the State of Maryland having its business address at 2440 Research Blvd, Suite 400 Rockville, MD 20850, United States (“I-Mab US”). For purposes of this Amendment Seven, ABL Bio, TJBio SH, and I-Mab US shall each be referred to individually as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, I-Mab, a Cayman Islands company (“I-Mab Cayman”), and ABL Bio entered into the Collaboration Agreement on July 26, 2018 (the “Collaboration Agreement”) in relation to the development and commercialization of PD-L1/4-1BB BsAb, PD-L1/B7H3 BsAb, and PD-L1/TIGIT BsAb;

WHEREAS, I-Mab Cayman, TJBio SH, and ABL Bio entered into an amendment to Collaboration Agreement on November 5, 2018 (the “Amendment One”), under which all the rights and the obligations of I-Mab Cayman under the Collaboration Agreement were transferred to TJBio SH. Following the execution of Amendment One, TJBio SH and ABL Bio further entered into five additional amendments to the Collaboration Agreement as of November 22, 2018, May 24, 2019, December 26, 2019, June 30, 2020, and September 24, 2021, respectively (the Amendment One and the additional amendments referred to in this sentence, collectively, the “Prior Amendments”; the Collaboration Agreement, as amended by the Prior Amendments, the “Prior Agreement”);

WHEREAS, as of the effective date of the fifth amendment to the Collaboration Agreement dated June 30, 2020, TJBio SH and ABL Bio have ceased the collaboration on the development or commercialization of any BsAb under the Prior Agreement other than PD-L1/4-1BB BsAb and CLDN18.2/4-1BB BsAb (PD-L1/4-1BB BsAb and CLDN18.2/4-1BB BsAb, collectively, the “Active BsAb Programs”);

WHEREAS, prior to the Effective Date, TJBio SH and an Affiliate of I-Mab US have entered into a series of restructuring arrangements, which provide, inter alia, that TJBio SH and I-Mab US intend to restructure their rights and obligations with respect to the Active BsAb Programs, so that, as between TJBio SH and I-Mab US, (i) TJBio SH shall hold the right to develop, manufacture, and commercialize CLDN18.2/4-1BB BsAb in Greater China, and (ii) I-Mab US shall assume and acquire all of TJBio SH’s other rights and obligations under the Prior Agreement to collaborate with ABL Bio to develop, manufacture, and commercialize the Active BsAb Programs, including, for clarity, the rights to develop, manufacture, and commercialize (a) CLDN18.2/4-1BB BsAb anywhere in the world other than in Greater China, and (b) PD-L1/4-1BB BsAb anywhere in the world, subject, in each case of (a) and (b) to ABL Bio’s rights in the respective ABL Bio’s Territory with respect to the Active BsAb Programs under the Prior Agreement (the “Active BsAb Restructuring”); and

WHEREAS, the Parties desire to achieve the completion of the Active BsAb Restructuring by executing this Amendment Seven (collectively with the Prior Agreement, the “Amended Collaboration Agreement”);

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.
Definitions. Unless otherwise defined in this Amendment Seven, capitalized terms used herein shall have the same meanings ascribed to them in the Prior Agreement. For purposes of this Amendment Seven, neither TJBio SH (or any of its Affiliates) nor I-Mab US (or any of its Affiliates) shall constitute an Affiliate of the other Party.
2.
Assignments.
2.1
Assignment of Prior Agreement.
(1)
TJBio SH hereby assigns and transfers the Prior Agreement, and all of the rights and obligations of TJBio SH thereunder (except as otherwise provided in this Amendment Seven) to I-Mab US, and I-Mab US hereby acquires, accepts and assumes the Prior Agreement and all such rights and obligations of TJBio SH thereunder (except as otherwise provided in this Amendment Seven); provided, however, that (a) TJBio SH shall continue to be bound by the confidentiality obligations under Section 8 of the Prior Agreement, and with respect to TJBio’s confidential information disclosed under this Amendment Seven or the Prior Agreement, ABL Bio and I-Mab US shall be bound by the confidentiality obligations at least as stringent as those contained in Section 8 of the Prior Agreement, and (b) TJBio SH shall maintain the ownership and the right to the Parental Antibodies (anti-PD-L1 and anti-CLDN18.2) so that the licenses granted to I-Mab US under Section 3.1 and ABL Bio can be effective, and ABL Bio shall maintain the ownership and the right to the ABL Bio Parental Antibody (anti 4-1BB) and BsAb Technology so that the licenses granted to I-Mab US under Section 3.2 and TJBio SH can be effective.
(2)
TJBio SH hereby assigns and transfers to I-Mab US: (a) TJBio SH’s rights, titles and interests in Patent Rights comprising BsAb Improvements jointly filed with ABL Bio (including, for the sake of clarity, the Patent Rights previously assigned to I-Mab US as of March 12, 2024, and the Patent Rights assigned to I-Mab US under Section 2.4), but in any event excluding the Patent Rights comprising BsAb Improvement in relation to CLDN18.2/4-1BB BsAb in Greater China, (b) an undivided half of TJBio SH’s rights, titles, and interests in (i) all Know-How comprising Collaboration Bioassay IP, and (ii) all Know-How comprising BsAb Improvement that is necessary or reasonably useful for the research, development, manufacture or commercialization of CLDN18.2/4-1BB BsAb (such Know-How described in subsection (ii), “CD4B Know-How”), so that TJBio SH and I-Mab US shall jointly own the undivided, one-half interest over the CD4B Know-How, with the other undivided, one-half interest over the CD4B Know-How owned by ABL Bio, (c) all of TJBio SH’s rights, titles, and interests in all Know-How comprising BsAb Improvement that is not CD4B Know-How, and (d) the role of the Lead Party currently held by TJBio SH with respect to CLDN18.2/4-1BB BsAb and the rights, titles, interests and obligations of TJBio SH related thereto.
(3)
Such assignments as set out in this Section 2.1 shall be collectively referred to as the “Prior Agreement Assignment”.
2.2
CD4B Clinical Data. The Parties hereby agree as follows:
(1)
As among the Parties, each Party will own all CD4B Clinical Data (as defined below) generated by or on behalf of such Party (including any of such Party’s Affiliates or (sub)licensees, provided that, for the avoidance of doubt, a Party shall not be deemed as a (sub)licensee of any other Party for the purposes of this Section 2.2).
(2)
Each of I-Mab US and TJBio SH shall disclose to and share with the other Party the CD4B Clinical Data generated by or on behalf of such Party (including any of such Party’s Affiliates or (sub)licensees and, in the case of I-Mab US, including any CD4B Clinical Data shared by ABL Bio pursuant to Section 2.2(3), and any CD4B Clinical Data obtained from I-Mab US collaborators pursuant to Section 3.2(3) to the extent permitted to do so under the terms of the agreement with such collaborator and subject to any requirement thereunder to comply with the restrictions on disclosure of such data (to the extent such permission is not already granted under the agreement with its collaborator, I-Mab US shall use commercially reasonable efforts to seek permission from its collaborator). As between I-Mab US and TJBio SH, Section 8 of the Amended Collaboration Agreement shall be incorporated herein by reference and shall apply, as if I-Mab US and TJBio SH were each a “Party” referred to in such Section 8, to all such CD4B Clinical Data disclosed by I-Mab US and TJBio SH to the other Party, as applicable, as “Confidential Information” belonging to such disclosing Party.
(3)
Each of I-Mab US and ABL Bio shall disclose to and share with the other the CD4B Clinical Data generated by or on behalf of such Party (including any of such Party’s Affiliates or (sub)licensees and, in the case of I-Mab US, including such data shared by I-Mab SH pursuant to Section 2.2(2)) in accordance with Section 3.6 of the Amended Collaboration Agreement. As between I-Mab US and ABL Bio, Section 8 of the Amended Collaboration Agreement shall apply to all such CD4B Clinical Data disclosed by I-Mab US and ABL Bio to the other Party, as applicable, as Confidential Information belonging to such disclosing Party.
(4)
Subject to the confidentiality obligations described herein, (i) each Party may share the CD4B Clinical Data generated or received by it pursuant to the foregoing Sections 2.2(1) through 2.2(3) with such Party’s (sub)licensee with whom it has entered into an out-license or sub-license agreement with respect to CLDN18.2/4-1BB BsAb in accordance with this Amendment Seven in the case of TJBio SH, or in accordance with the Amended Collaboration Agreement in the case of ABL Bio or I-Mab US, and (ii) each Party (including its (sub)licensee) shall have the right to use, exploit, and refer all such CD4B Clinical Data for the development, manufacturing, commercialization, and regulatory filing of CLDN18.2/4-1BB BsAb in its respective territory.
(5)
For purposes of this Section 2.2, “CD4B Clinical Data” means any and all data with respect to CLDN18.2/4-1BB BsAb generated in the course of any clinical study and clinical study-related research of CLDN18.2/4-1BB BsAb anywhere in the world before, upon or after the Effective Date, including but not limited to any reports, summary, statistical analysis, translational medicine data (e.g., biomarker, cytokine data), and regulatory filings containing such data.
2.3
Terminated BsAbs. Notwithstanding anything to the contrary contained in the Prior Agreement or in this Amendment Seven, all Parties hereby agree to continue to be bound by and comply with, in all respects, Section 3.5.1 of the Amended Collaboration Agreement with respect to the Terminated BsAbs after the Effective Date. Specifically, neither Party may file, prosecute, or otherwise register any intellectual property rights claiming any results, data, records related to the Terminated BsAbs and/or BsAb Improvements to the Terminated BsAbs under the Amended Collaboration Agreement (“Results”) and no Results may be used, licensed, transferred, assigned or otherwise exploited in any way by (a) TJBio SH or I-Mab US without prior written approval of ABL Bio, or (b) ABL Bio without prior written approval of both I-Mab US and TJBio SH, except that either Party may retain and use the Results for internal analysis and evaluation purposes. For the avoidance of doubt, nothing contained in this Amendment Seven or in the Prior Agreement will be deemed to grant, either expressly or impliedly, any rights, licenses or interests in or to (i) the B7H3 sequence of ABL Bio to TJBio SH or I-Mab US, or (ii) the PD-L1 or TIGIT sequences of TJBio SH to ABL Bio or I-Mab US.
2.4
Assignment of L14B Greater China Patents. TJBio SH hereby irrevocably conveys, assigns, transfers and delivers to I-Mab US and its successors and assigns, TJBio SH’s entire right, title, and interest of every kind in and to (a) each of the patents and patent applications set forth in Schedule I attached hereto, (b) the inventions disclosed in the said patents or patent applications referred to in (a), and other patent applications filed under applicable laws in any jurisdiction, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, and all patents granted, on such inventions, (c) all patents-of-addition, reissues, reexaminations and adjustments, extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates or the equivalent thereof, on such patents, patent applications or inventions, (d) inventor’s certificates related to such patents, patent applications or inventions, (e) any other form of government-issued right substantially similar to any of the foregoing, and (f) counterparts of the foregoing anywhere in the world (such assignment under clauses (a) through (f), the “L14B Patent Assignment” and collectively with the Prior Agreement Assignment, the “Assignments”). I-Mab US hereby accepts the L14B Patent Assignment. TJBio SH shall, and shall cause its Affiliates to, from time to time, at I-Mab US’s request, promptly execute and deliver, or cause to be executed and delivered, such further instruments of conveyance, assignment, and transfer or other documents, and perform such further acts and obtain such further consents, in form and substance reasonably satisfactory to I-Mab US, to effectuate the purposes and intents of this Section 2.4. For the avoidance of doubt, the L14B Patent Assignment shall not affect ABL Bio’s right, title, and interest in relation to the PD-L1/4-1BB BsAb related patents already owned by ABL Bio under the Prior Agreement,
2.5
ABL Consent. ABL Bio hereby consents to the Assignments effective as of the Effective Date.
2.6
Intellectual Property Matters.
(1)
The Parties hereby acknowledge and agree that, as between TJBio SH and I-Mab US, (a) TJBio SH owns and shall continue to own, either solely or jointly with ABL Bio the right, title, and interest of every kind in and to (i) each of the patents and patent applications in Greater China set forth in Schedule II attached hereto, (ii) the inventions disclosed in the said patents or patent applications referred to in (i), and other patent applications filed under applicable laws in Greater China, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, and all patents granted, on such inventions, (iii) all patents-of-addition, reissues, reexaminations and adjustments, extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates or the equivalent thereof, in Greater China, on such patents, patent applications or inventions, and (iv) counterparts of the foregoing anywhere in Greater China (such patents under clauses (i) through (iv), (the “Retained Patents”); and (b) none of the Retained Patents has been conveyed, assigned, or transferred to I-Mab US.
(2)
The Parties hereby acknowledge and agree that, as among the Parties, TJBio SH owns and shall continue to own any and all I-Mab Parental Antibody Technology (including I-Mab Parental Antibody Improvements), which is hereby licensed to I-Mab US by TJBio SH as part of the TJBio SH IP under Section 3.1;
(3)
The Parties hereby acknowledge and agree that, as among the Parties, ABL Bio owns and shall continue to own any and all ABL Bio Parental Antibody Technology (including ABL Bio Parental Antibody Improvements) and BsAb Technology (including BsAb Technology Improvements), which is hereby licensed to TJBio SH by I-Mab US as part of the I-Mab US IP under Section 3.2;
(4)
TJBio SH and ABL Bio hereby acknowledge and agree that: (i) as of the Effective Date, all Retained Patents are jointly owned by TJBio SH and ABL Bio; (ii) as between TJBio SH and ABL Bio, all decisions, and relevant costs and expenses in relation to the prosecution, settlement and compensation regarding any Retained Patents in Greater China shall be made and born by TJBio SH; (iii) if any Third Party action affects the Retained Patents’ freedom to operation, then, as between TJBio SH and ABL Bio, TJBio SH shall have the first right, but not the obligation, to take over and control the defense of such action; and (iv) TJBio SH shall have the first right, but not the obligation, to bring an action against any infringement of any Retained Patents; provided that prior to any action or non-action under this subsection (4), TJBio SH shall issue a written notice to ABL Bio and consider ABL Bio’s reasonable requests and suggestions.

(5)
The Parties agree that Sections 11.2.1 through 11.2.51 of the Prior Agreement (as added by that certain Amendment Six to Collaboration Agreement executed by and between ABL Bio and TJBio SH on September 24, 2021) shall be incorporated herein by reference and that TJBio SH shall have the same rights and shall perform the same obligations under Sections 11.2.1 through 11.2.5 of the Amended Collaboration Agreement as if TJBio SH were a “Party”, and TJBio SH and I-Mab US were jointly “I-MAB Biopharma”, each as referred to in such sections.
(6)
I-Mab US and TJBio SH further agree that, subject to Sections 2.6(1) through 2.6(5) above, as between I-Mab US and TJBio SH, (a) each of I-Mab US and TJBio SH shall (i) solely own all interests in and to all inventions that are first conceived of or reduced to practice solely by or on behalf of such Party or its Affiliates (whether on its own or with a Third Party) during the exploitation of CLDN18.2/4-1BB BsAb and (ii) have the right to prosecute any Patent Rights claiming such inventions and owned by such Party anywhere in the world at its own cost and expense, and (b) (i) I-Mab US and TJBio SH shall jointly own all interests in and to all inventions that are jointly developed by a Party or its Affiliates (whether on its own or with a Third Party) together with the other Party or its Affiliates (whether on its own or with a Third Party) during the exploitation of CLDN18.2/4-1BB BsAb; and (ii) I-Mab US shall have the sole right to prosecute any Patent Rights claiming such jointly-owned inventions anywhere in the world other than in Greater China, TJBio SH shall have the sole right to prosecute any Patent Rights claiming such jointly-owned inventions in Greater China, and I-Mab US and TJBio SH shall share all costs and expenses incurred under this subsection (ii) equally. For clarity, all inventions and Patent Rights described in this Section 2.6(6) shall constitute the I-Mab US IP (as defined below) and the TJBio SH IP, as applicable. Each Party will coordinate with the other Parties with respect to the preparation, filing, prosecution, maintenance and enforcement of (x) any patents that arise from this Section 2.6(6), in the case of I-Mab US or TJBio SH, as applicable, and (y) any patents that arise from or are used by ABL Bio in its exploitation of CLDN18.2/4-1BB BsAb, in the case of ABL Bio, which coordination in each case of (x) and (y) shall include each Party providing reasonable assistance to allow another Party (the “Step-In Party”) to take over the filing, prosecution, maintenance and enforcement of such patents that such first Party intends to abandon, solely in jurisdictions where the Step-In Party is entitled to exploit CLDN18.2/4-1BB BsAb under the Amended Collaboration Agreement and at the Step-In Party’s sole expense. For clarity, this Section 2.6(6) shall not affect ABL Bio’s ownership, right and interest in Patent Rights and Know-How already owned by ABL Bio pursuant to the Prior Agreement.
3.
Licenses.
3.1
Grant to I-Mab US. Subject to the terms and conditions of this Amendment Seven, TJBio SH hereby grants to I-Mab US a perpetual, irrevocable, sublicensable (through multiple tiers), and transferrable license under all TJBio SH IP for purposes of:
(1)
(a) researching, developing, manufacturing, commercializing, or otherwise exploiting PD-L1/4-1BB BsAb anywhere in the world, (b) researching, developing, commercializing, or otherwise exploiting CLDN18.2/4-1BB BsAb anywhere in the world excluding Greater China, and (c) exercising all of I-Mab US’s rights and performing all of I-Mab US’s obligations under the Amended Collaboration Agreement, which licenses under this Section 3.1(1) shall be exclusive (even as to TJBio SH itself); and
(2)
(a) conducting multi-regional clinical trials for CLDN18.2/4-1BB BsAb or any combined therapy comprising CLDN18.2/4-1BB BsAb and one or more other active pharmaceutical ingredients in Greater China (the “MRCT Activities”), and (b) manufacturing CLDN18.2/4-1BB BsAb anywhere in the world for the sole purposes of carrying out activities permitted in Section 3.1(1) and the MRCT Activities, which licenses under this Section 3.1(2) shall be non-exclusive. If I-Mab US conducts MRCT Activities with a collaborator that provides an active

1 The Parties acknowledge that there are two sections under the same section number of “Section 11.2.2” in the Prior Agreement.

pharmaceutical ingredient to be combined with CLDN18.2/4-1BB BsAb, then such collaborator shall have the right to seek a label expansion for such active pharmaceutical ingredient in Greater China for the combination of such active pharmaceutical ingredient and CLDN18.2/4-1BB BsAb.
(3)
For purposes of this Section 3.1, “TJBio SH IP” means all Patent Rights and Know-How owned or Controlled by TJBio SH or its Affiliates that are necessary or reasonably useful for, or otherwise cover, (a) the research, development, manufacture, commercialization or exploitation of PD-L1/4-1BB BsAb (including the parental antibodies contained therein) anywhere in the world, (b) the research, development, manufacture, commercialization or exploitation of CLDN18.2/4-1BB BsAb (including the parental antibodies contained therein) anywhere in the world other than Greater China, and (c) the manufacture of CLDN18.2/4-1BB BsAb (including the parental antibodies contained therein) anywhere in the world; provided that TJBio SH IP shall exclude any such Patent Rights or Know-How owned or Controlled by an Affiliate of TJBio SH that becomes such Affiliate after the Effective Date as the result of a merger, acquisition or other change of control transaction of TJBio SH or any Affiliate of TJBio SH.
(4)
For clarity, the license and right granted under this Section 3.1 (excluding, for clarity, the right to conduct the MRCT Activities) shall be deemed automatically sublicensed by I-Mab US to ABL Bio in accordance with Section 11.1 of the Amended Collaboration Agreement.
3.2
Grant to TJBio SH. Subject to the terms and conditions of this Amendment Seven, I-Mab US hereby grants to TJBio SH a perpetual, irrevocable, fully-paid up, royalty-free, sublicensable (through multiple tiers), and transferrable license under all I-Mab US IP for purposes of:
(1)
researching, developing, commercializing or otherwise exploiting CLDN18.2/4-1BB BsAb in Greater China, which license shall be exclusive (even as to I-Mab US itself, except that I-Mab US retains, on behalf of itself or its Affiliates or third parties, the right to practice I-Mab US IP to conduct the MRCT Activities); and
(2)
manufacturing CLDN18.2/4-1BB BsAb anywhere in the world for the sole purposes of carrying out activities permitted in this Section 3.2, which license shall be non-exclusive (Section 3.2(1) and Section 3.2(2) together, the “CD4B Greater China License”).
(3)
For purposes of this Section 3.2, “I-Mab US IP” means any Patent Rights and Know-How owned or Controlled by I-Mab US or its Affiliates (including any such Patent Rights and Know-How Controlled by I-Mab US by virtue of the Amended Collaboration Agreement) that are necessary or reasonably useful for, or otherwise cover, the research, development, commercialization or exploitation of CLDN18.2/4-1BB BsAb in Greater China and the manufacture of CLDN18.2/4-1BB BsAb anywhere in the world; provided that I-Mab US IP shall exclude any such Patent Rights or Know-How owned or Controlled by an Affiliate of I-Mab US that becomes such Affiliate after the Effective Date as the result of a merger, acquisition or other change of control transaction of I-Mab US or any Affiliate of I-Mab US. For clarity, “I-Mab US IP” shall include clinical data obtained from I-Mab US collaborators in the development of CLDN18.2/4-1BB BsAb. I-Mab US collaborators that have generated such clinical data with I-Mab US shall have the right to pursue label expansions for their products in Greater China.
(4)
TJBio SH shall be obligated to act in a manner consistent with all the terms in the Amended Collaboration Agreement applicable to a sublicensee. To the extent any act and omission of TJBio SH causes I-Mab US to be in breach of the Amended Collaboration Agreement, TJBio SH shall fully compensate I-Mab US for all of I-Mab US’s out-of-pocket losses paid in accordance with the terms of the Amended Collaboration Agreement arising from such breach.
(5)
Each of ABL Bio and I-Mab US acknowledges and agrees that, under Section 3.3 of the Amended Collaboration Agreement, each Party has the final decision-making authority regarding entering into Out-Licenses for any Product in such Party’s Territory (which, in the case of CLDN18.2/4-1BB BsAb, means Greater China for I-Mab US and the Republic of Korea for ABL Bio) with respect to such Product, which Out-License shall not require any other Party’s consent notwithstanding the second sentence of Section 4.1 of the Amended Collaboration Agreement or any other provision to the contrary contained therein. ABL Bio further acknowledges that, under Section 4.2 of the Amended Collaboration Agreement, I-Mab US shall have no obligation to pay royalties or out-licensing income sharing in I-Mab’s Territory (as defined in the Amended Collaboration Agreement) with respect to CLDN18.2/4-1BB BsAb in connection with the CD4B Greater China License.
(6)
For clarity, the license and right granted under Section 11.1 of the Amended Collaboration Agreement by ABL Bio with respect to CLDN18.2/4-1BB BsAb shall be deemed automatically sublicensed by I-Mab US to TJBio SH in accordance with this Section 3.2.
3.3
The Parties acknowledge and agree that, except as otherwise provided in this Amendment Seven, TJBio SH shall have the sole right to develop and commercialize CLDN18.2/4-1BB BsAb in Greater China. Costs and expenses in connection with TJBio SH’s development and commercialization of CLDN18.2/4-1BB BsAb in Greater China shall be borne by TJBio SH. Decisions regarding the development, manufacturing, commercialization, and entering into any out-license and sublicensing agreement with respect to CLDN18.2/4-1BB BsAb in Greater China will be made at TJBio SH’s sole discretion, and TJBio SH shall have no obligation to pay profits, royalties, or out-licensing income sharing, each in whatever nature or name, to any other Party.
3.4
For the purpose of allowing TJBio SH to comply with its obligation to report net sales under the License and Collaboration Agreement between Bridge Health Bio-tech Co., Ltd. and TJBio SH dated November 21, 2018 (the “Bridge Health Agreement”), TJBio SH and I-Mab US, upon ABL's reasonable request, shall provide ABL Bio with information in writing reasonably necessary and sufficient for ABL Bio to coordinate with I-Mab US to report net sales of CLDN18.2/4-1BB BsAb in the Republic of Korea to I-Mab US, and ABL Bio agrees to make commercially reasonable efforts to report such sales within thirty (30) days after the end of each calendar year. For clarity, ABL Bio shall have no obligation to pay royalties on net sales of CLDN18.2/4-1BB BsAb to any other Party, and the Bridge Health Agreement shall not affect the profit sharing to be received by ABL Bio under the Prior Agreement.
3.5
As between TJBio SH and I-Mab US, I-Mab US (a) shall not terminate or amend the Amended Collaboration Agreement with respect to the Greater China territory without TJBio SH’s prior written consent, if such termination or amendment would adversely affect the CD4B Greater China License or any other right held by TJBio SH in CLDN18.2/4-1BB BsAb in Greater China in accordance with this Amendment Seven; and (b) shall, within five (5) Business Days after its receipt thereof, provide TJBio SH with copies of all notices received by I-Mab US relating to any alleged breach or default by I-Mab US under the Amended Collaboration Agreement that would adversely affect the CD4B Greater China License or any other right held by TJBio SH in CLDN18.2/4-1BB BsAb in Greater China in accordance with this Amendment Seven.
3.6
Notwithstanding anything to the contrary provided herein, in the event that ABL Bio terminates the Amended Collaboration Agreement for any reasons not attributable to TJBio SH, the Parties further agree as follows:
(1)
This Amendment Seven shall be deemed terminated as between I-Mab US and TJBio SH, provided that the license granted by I-Mab US to TJBio SH under Section 3.2 with respect to I-Mab US IP existing as of such termination of the Amended Collaboration Agreement shall survive such termination of the Amended Collaboration Agreement.
(2)
This Amendment Seven shall survive such termination as between ABL Bio and TJBio SH; ABL Bio and TJBio SH shall directly share with each other the CD4B Clinical

Data owned or Controlled by the Party in a manner substantially equivalent to I-Mab US’s obligations under Section 2.2; and ABL Bio shall grant a direct license to TJBio SH over the BsAb Technology (including BsAb Technology Improvements), ABL Bio Parental Antibody Technology (including ABL Bio Parental Antibody Improvements), and any other I-Mab US IP then owned or Controlled by ABL Bio in terms substantially equivalent to those granted by I-Mab US under in Section 3.2.
(3)
TJBio SH shall grant a direct license to ABL Bio over the TJBio SH IP in terms substantially equivalent to those granted by TJBio SH to I-Mab US under Section 3.1.
4.
Amendment.
4.1
Scope of Collaboration. Commencing with the Effective Date, I-Mab US and ABL Bio will not conduct any further research or development under the Amended Collaboration Agreement on any BsAb other than the Active BsAb Programs. Other than the Active BsAb Programs and all BsAbs researched or developed under the Amended Collaboration Agreement before the Effective Date, no BsAb shall be subject to the terms and conditions of the Amended Collaboration Agreement, including Section 3.5 of the Amended Collaboration Agreement, unless and until I-Mab US and ABL Bio agree, by further amending and/or restating the Amended Collaboration Agreement, to collaborate on the development or commercialization of such additional BsAb. For the avoidance of doubt, any Party may research or develop antibodies including BsAb that binds to the same antigen of any Terminated BsAb without using the results related to the Terminated BsAbs generated under the Prior Agreement.
5.
Miscellaneous.
5.1
No Other Modification. Unless otherwise provided herein, all of the other terms and conditions of the Collaboration Agreement, as amended by the Prior Amendments, shall remain in full force and effect.
5.2
Incorporation. This Amendment Seven shall become effective on the Effective Date. Unless otherwise provided herein, this Amendment Seven shall be incorporated in the Prior Agreement by reference. In the event of any conflict or inconsistency between the Prior Agreement and this Amendment Seven, this Amendment Seven shall prevail. The Parties agree that TJBio SH may share this Amendment Seven together with the Prior Agreement to Bridge Health Bio-tech Co., Ltd.
5.3
Entire Agreement For TJBio SH. This Amendment Seven, together with sections of the Prior Agreement incorporated herein by reference (for the avoidance of doubt, excluding any sections of the Prior Agreement expressly excluded or modified in this Amendment Seven) and all Schedules hereto, constitutes the sole and entire agreement of the Parties with respect to TJBio SH’s rights and obligations with respect to CLDN18.2/4-1BB BsAb, and supersedes all of the Parties’ prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Amendment Seven and those in any Schedules or other document, the following order of precedence will govern: (a) first, this Section 5.3; (b) second, this Amendment Seven, excluding Section 5.3 and its Schedules; (c) third, the Schedules to this Amendment Seven; and (d) forth, any other documents incorporated herein by reference.
5.4
Governing Law. This Amendment Seven shall be construed, and the respective rights of the Parties determined, according to the Laws of the State of New York, without regard to its choice of law principles.
5.5
Dispute Resolution. All disputes which arise in connection with this Amendment Seven and its interpretation shall be settled in amicable way between the Parties. If the dispute cannot be settled in friendly way, it will be settled by arbitration to be held in New York in conformity with the rules of International Chamber of Commerce (ICC). Such arbitration will be held in the English language. The decision of the arbitrator will be final and binding on the Parties.
5.6
Counterparts. The Parties may legally execute this Amendment Seven by electronic means, including by electronic signature or by exchanging electronic copies of the Amendment Seven containing the signed signature page. An electronic copy of this Amendment Seven shall be deemed an original executed copy of this Amendment Seven and shall be sufficient to prove the execution of this Amendment Seven.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused its duly authorized representative to execute this Amendment Seven on the Effective Date.

TJ Biopharma (Shanghai) Co., Ltd. (天境生物科技(上海)有限公司)
By: Name: Title:

SIGNATURE PAGE

AMENDMENT SEVEN TO ABL COLLABORATION AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused its duly authorized representative to execute this Amendment Seven on the Effective Date.

I-Mab Biopharma US Limited
By: Name: Title:

SIGNATURE PAGE

AMENDMENT SEVEN TO ABL COLLABORATION AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have caused its duly authorized representative to execute this Amendment Seven on the Effective Date.

ABL Bio
By: Name: Title:

SIGNATURE PAGE

AMENDMENT SEVEN TO ABL COLLABORATION AGREEMENT